SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: September 15, 2003
(Date of earliest event reported)

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SUMMIT BROKERAGE SERVICES, INC.

(Exact name of registrant as specified in its charter)

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Florida	0-29337	59-3202578
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

980 North Federal Highway
Suite 310
Boca Raton, Florida 33432
(Address of principal executive offices, zip code)

(561) 338-2800
(Registrant’s telephone number, including area code)

Item 5. Other Events.

     Summit Financial Services Group, Inc., a wholly-owned subsidiary of Summit Brokerage Services, Inc., filed with the Securities and Exchange Commission a Registration Statement on Form S-4 (the “Registration Statement”). The Registration Statement was filed in connection with Summit Brokerage’s contemplated reorganization into a holding company structure. Summit Brokerage’s shareholders will be asked to vote on the holding company reorganization at Summit Brokerage’s annual meeting of shareholders. A proxy statement/prospectus pertaining to the annual meeting and the holding company reorganization will not be mailed to shareholders until the Registration Statement has been declared effective by the SEC.

     The Form S-4 Registration Statement was filed via EDGAR under the name “Summit Financial Services Group, Inc.”

Signatures

     Pursuant to the requirement of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUMMIT BROKERAGE SERVICES, INC.

Date: January 13, 2004	/s/ Marshall T. Leeds

Marshall T. Leeds Chairman and Chief Executive Officer